Exhibit 99.1

APPLIED MATERIALS DELIVERS SOLID THIRD QUARTER RESULTS

•	Results in line with business outlook in a challenging environment

•	Net sales of $2.34 billion with non-GAAP EPS of 24 cents and GAAP EPS of 17 cents

•	Operating cash flow exceeded $650 million or 28 percent of net sales

•	Share repurchases increased 150% versus the prior quarter to $500 million
SANTA CLARA, Calif., August 15, 2012 — Applied Materials, Inc. (NASDAQ:AMAT), the global leader in manufacturing solutions for the semiconductor, display and solar industries, today reported results for its third quarter of fiscal 2012 ended July 29, 2012.
Applied generated orders of $1.80 billion and net sales of $2.34 billion. Non-GAAP operating income was $431 million, and non-GAAP net income was $300 million or 24 cents per share. GAAP operating income was $322 million, and GAAP net income was $218 million or 17 cents per share.
“We delivered solid financial performance in line with our outlook despite challenging industry conditions in semiconductor, display and solar,” said Mike Splinter, chairman and CEO. “ Economic uncertainty is weighing on top of a seasonal pullback to produce weaker near-term demand.”
“Applied generated strong operating cash flow and ramped the return of cash to shareholders, buying back 3.6 percent of shares outstanding in the quarter,” said George Davis, executive vice president and CFO. “In a difficult environment, we are controlling spending while ensuring we prioritize investment in key areas to support future growth. ”
Quarterly Results Summary

GAAP Results	Q3 FY2012	Q2 FY2012	Q3 FY2011
Net sales	$2.34 billion	$2.54 billion	$2.79 billion
Operating income	$322 million	$409 million	$687 million
Net income	$218 million	$289 million	$476 million
Diluted earnings per share (EPS)	$0.17	$0.22	$0.36
Non-GAAP Results
Non-GAAP operating income	$431 million	$490 million	$683 million
Non-GAAP net income	$300 million	$349 million	$467 million
Non-GAAP diluted EPS	$0.24	$0.27	$0.35

Third quarter results included $44 million of restructuring and asset impairment charges, consisting primarily of costs associated with the EES restructuring plan announced on May 10, 2012. The plan also resulted in inventory-related charges of approximately $13 million that lowered gross margin by approximately half a percentage point and earnings per share by $0.01 on both a GAAP and non-GAAP basis.
During the quarter, Varian generated orders of $241 million and net sales of $294 million which were reported within the Silicon Systems Group (SSG) and Applied Global Services (AGS) segments. The business contributed approximately $0.04 to the company's non-GAAP EPS, which excluded acquisition-related charges equivalent to approximately $0.03 per share.

Applied Materials, Inc.

Applied's non-GAAP results exclude the impact of the following, where applicable: certain discrete tax items, restructuring and asset impairment charges and any associated adjustments related to restructuring actions, certain acquisition-related costs, investment impairments, and gain or loss on sale of facilities. A reconciliation of the GAAP and non-GAAP results is provided in the financial statements included in this release. See also “Use of Non-GAAP Financial Measures” below.
Third Quarter Reportable Segment Results and Comparisons to the Second Quarter
Silicon Systems Group (SSG) orders were $1.17 billion, down 41 percent, primarily due to lower demand from foundry and logic customers. Net sales were $1.55 billion, down 13 percent. Non-GAAP operating income decreased to $482 million or 31.2 percent of net sales. GAAP operating income decreased to $427 million or 27.6 percent of net sales. New order composition was: foundry 58 percent, flash 19 percent, logic and other 13 percent, and DRAM 10 percent.
Applied Global Services (AGS) orders were $531 million, down 18 percent from the prior quarter which benefited from a thin film production line order. Net sales were $579 million, up 5 percent. Non-GAAP operating income increased to $135 million or 23.3 percent of net sales. GAAP operating income increased to $122 million or 21.1 percent of net sales.
Display orders were $67 million, down 20 percent. Net sales were $142 million, up 6 percent. Non-GAAP operating income increased to $12 million or 8.5 percent of net sales. GAAP operating income increased to $10 million or 7 percent of net sales.
Energy and Environmental Solutions (EES) orders were $35 million, down 44 percent. Net sales were $77 million, down 3 percent. EES had a non-GAAP operating loss of $64 million and a GAAP operating loss of $102 million.
Additional Quarterly Financial Information and Comparisons to the Second Quarter

•	Backlog decreased by $551 million to $1.82 billion.

•	Gross margin was 41.6 percent on a non-GAAP basis, down from 42.1 percent, in line with the decrease in net sales. GAAP gross margin of 39.7 percent was down slightly from 39.8 percent.

•	The effective income tax rate was 27.0 percent on a non-GAAP basis and 27.8 percent on a GAAP basis.

•	Cash, cash equivalents and investments were essentially flat at $3.2 billion.

Business Outlook
For the fourth quarter of fiscal 2012, Applied expects net sales to be 25 percent to 40 percent lower sequentially. The company expects non-GAAP EPS to be in the range of $0.00 to $0.06. The non-GAAP EPS outlook excludes known charges related to completed acquisitions of approximately $0.05 per share but does not exclude other non-GAAP adjustments that may arise subsequent to this release.

Use of Non-GAAP Financial Measures
Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com.

Applied Materials, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Applied’s performance, industry and economic outlooks, spending, investment, growth strategies, and business outlooks for the fourth quarter of fiscal 2012. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, business and consumer spending, demand for electronic products and semiconductors, government renewable energy policies and incentives, and customers’ utilization rates and new technology and capacity requirements; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; the concentrated nature of Applied’s customer base; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely align its cost structure with business conditions and achieve targeted efficiencies from cost-reduction activities, (iii) plan and manage its resources and production capability, (iv) integrate Varian’s operations, product lines, technology and employees and realize synergies, (v) obtain and protect intellectual property rights in key technologies, (vi) attract, motivate and retain key employees, and (vii) accurately forecast future results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied's SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. At Applied Materials, we turn today’s innovations into the industries of tomorrow. Learn more at www.appliedmaterials.com.

Contact:
Matt Ceniceros (editorial/media) 408.563.6874
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
(In millions, except per share amounts)	July 29, 2012	April 29, 2012	July 31, 2011	July 29, 2012	July 31, 2011
Net sales	$2,343	$2,541	$2,787	$7,073	$8,336
Cost of products sold	1,413	1,530	1,603	4,347	4,827
Gross margin	930	1,011	1,184	2,726	3,509
Operating expenses:
Research, development and engineering	309	321	282	933	850
Selling, general and administrative	255	281	240	839	679
Restructuring charges and asset impairments	44	—	3	44	(30)
Gain on sale of facilities, net	—	—	(28)	—	(27)
Total operating expenses	608	602	497	1,816	1,472
Income from operations	322	409	687	910	2,037
Impairment of strategic investments	—	3	—	3	—
Interest and other expenses	24	23	25	72	35
Interest and other income, net	4	4	7	13	33
Income before income taxes	302	387	669	848	2,035
Provision for income taxes	84	98	193	224	564
Net income	$218	$289	$476	$624	$1,471
Earnings per share:
Basic	$0.17	$0.22	$0.36	$0.49	$1.11
Diluted	$0.17	$0.22	$0.36	$0.48	$1.10
Weighted average number of shares:
Basic	1,257	1,289	1,318	1,282	1,321
Diluted	1,268	1,301	1,330	1,292	1,333

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	July 29, 2012	October 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$1,529	$5,960
Short-term investments	635	283
Accounts receivable, net	1,535	1,532
Inventories	1,380	1,701
Deferred income taxes, net	498	580
Other current assets	288	299
Total current assets	5,865	10,355
Long-term investments	1,058	931
Property, plant and equipment, net	917	866
Goodwill	3,939	1,335
Purchased technology and other intangible assets, net	1,410	211
Deferred income taxes and other assets	131	163
Total assets	$13,320	$13,861
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,410	$1,520
Customer deposits and deferred revenue	937	1,116
Income taxes payable	61	158
Total current liabilities	2,408	2,794
Long-term debt	1,946	1,947
Deferred income taxes and income taxes payable	386	104
Employee benefits and other liabilities	241	216
Total liabilities	4,981	5,061
Total stockholders’ equity	8,339	8,800
Total liabilities and stockholders’ equity	$13,320	$13,861

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended		Nine Months Ended
	July 29, 2012	July 31, 2011	July 29, 2012	July 31, 2011
Cash flows from operating activities:
Net income	$218	$476	$624	$1,471
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	105	59	325	187
Net loss (gain) on dispositions and fixed asset retirements	8	(24)	11	(24)
Provision for bad debts	—	—	9	—
Restructuring charges and asset impairments	44	3	44	(30)
Deferred income taxes	77	(83)	105	(100)
Net loss on investments and amortization on debt securities	6	8	16	13
Impairment of strategic investments	—	—	3	—
Share-based compensation	42	38	138	110
Net change in operating assets and liabilities, net of amounts acquired	156	123	165	101
Cash provided by operating activities	656	600	1,440	1,728
Cash flows from investing activities:
Capital expenditures	(45)	(55)	(121)	(136)
Cash paid for acquisition, net of cash acquired	(3)	—	(4,189)	—
Proceeds from sale of facilities and dispositions, net of cash sold	—	87	—	126
Proceeds from sales and maturities of investments	205	268	765	1,173
Purchases of investments	(438)	(48)	(1,152)	(945)
Cash provided by (used in) investing activities	(281)	252	(4,697)	218
Cash flows from financing activities:
Debt borrowings (repayments), net	(1)	1,744	(1)	1,744
Payments of debt issuance costs	—	(14)	—	(14)
Proceeds from common stock issuances	7	5	52	64
Common stock repurchases	(500)	(25)	(900)	(293)
Payments of dividends to stockholders	(115)	(105)	(323)	(291)
Cash provided by (used in) financing activities	(609)	1,605	(1,172)	1,210
Effect of exchange rate changes on cash and cash equivalents	2	3	(2)	4
Increase (decrease) in cash and cash equivalents	(232)	2,460	(4,431)	3,160
Cash and cash equivalents — beginning of period	1,761	2,558	5,960	1,858
Cash and cash equivalents — end of period	$1,529	$5,018	$1,529	$5,018
Supplemental cash flow information:
Cash payments for income taxes	$54	$105	$233	$661
Cash refunds from income taxes	$1	$2	$5	$4
Cash payments for interest	$39	$—	$87	$7

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reportable Segment Results

	Q3 FY2012			Q2 FY2012			Q3 FY2011
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$1,166	$1,545	$427	$1,969	$1,777	$504	$1,239	$1,398	$452
AGS	531	579	122	650	551	109	613	603	146
Display	67	142	10	84	134	7	220	223	58
EES	35	77	(102)	62	79	(63)	318	563	123
Corporate	—	—	(135)	—	—	(148)	—	—	(92)
Consolidated	$1,799	$2,343	$322	$2,765	$2,541	$409	$2,390	$2,787	$687

Corporate Unallocated Expenses

(In millions)	Q3 FY2012	Q2 FY2012	Q3 FY2011
Share-based compensation	42	43	38
Gain on sale of facilities	—	—	(28)
Other unallocated expenses	93	105	82
Corporate	$135	$148	$92

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Additional Information

	Q3 FY2012		Q2 FY2012		Q3 FY2011
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
North America	420	441	673	518	356	451
% of Total	23%	19%	24%	20%	15%	16%
Europe	172	184	271	229	254	259
% of Total	9%	8%	10%	9%	11%	9%
Japan	128	189	121	169	372	284
% of Total	7%	8%	4%	7%	15%	10%
Korea	299	392	704	750	362	432
% of Total	17%	17%	26%	30%	15%	16%
Taiwan	588	811	810	654	425	454
% of Total	33%	34%	29%	26%	18%	16%
Southeast Asia	91	72	68	64	87	156
% of Total	5%	3%	3%	2%	4%	6%
China	101	254	118	157	534	751
% of Total	6%	11%	4%	6%	22%	27%

Employees (In thousands)
Regular Full Time	14.6		14.6		12.7

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Nine Months Ended
(In millions, except per share amounts and percentages)	July 29, 2012	April 29, 2012	July 31, 2011	July 29, 2012	July 31, 2011
Non-GAAP Gross Margin
Reported gross margin (GAAP basis)	930	$1,011	1,184	2,726	3,509
Certain items associated with acquisitions[1]	44	59	9	209	27
Non-GAAP gross margin	$974	$1,070	$1,193	$2,935	$3,536
Non-GAAP gross margin percent (% of net sales)	41.6%	42.1%	42.8%	41.5%	42.4%
Non-GAAP Operating Income
Reported operating income (GAAP basis)	$322	$409	$687	$910	$2,037
Certain items associated with acquisitions[1]	57	71	12	242	37
Varian integration and deal costs	8	10	9	70	9
Restructuring charges and asset impairments[2,3,4]	44	—	3	44	(30)
Gain on sale of facilities, net	—	—	(28)	—	(27)
Non-GAAP operating income	$431	$490	$683	$1,266	$2,026
Non-GAAP operating margin percent (% of net sales)	18.4%	19.3%	24.5%	17.9%	24.3%
Non-GAAP Net Income
Reported net income (GAAP basis)	$218	$289	$476	$624	$1,471
Certain items associated with acquisitions[1]	57	71	12	242	37
Varian integration and deal costs	8	10	9	70	9
Restructuring charges and asset impairments[2,3,4]	44	—	3	44	(30)
Impairment of strategic investments	—	3	—	3	—
Gain on sale of facilities, net	—	—	(28)	—	(27)
Reinstatement of federal R&D tax credit	—	—	—	—	(13)
Resolution of audits of prior years’ income tax filings	(10)	(7)	—	(17)	—
Income tax effect of non-GAAP adjustments	(17)	(17)	(5)	(77)	5
Non-GAAP net income	$300	$349	$467	$889	$1,452
Non-GAAP Earnings Per Diluted Share
Reported earnings per diluted share (GAAP basis)	$0.17	$0.22	$0.36	$0.48	$1.10
Certain items associated with acquisitions	0.04	0.05	0.01	0.15	0.02
Varian integration and deal costs	0.01	—	—	0.04	0.01
Restructuring charges and asset impairments	0.03	—	—	0.03	(0.01)
Gain on sale of facilities, net	—	—	(0.02)	—	(0.02)
Reinstatement of federal R&D tax credit and resolution of audits of prior years’ income tax filings	(0.01)	—	—	(0.01)	(0.01)
Non-GAAP earnings per diluted share	$0.24	$0.27	$0.35	$0.69	$1.09
Weighted average number of diluted shares	1,268	1,301	1,330	1,292	1,333

1	These items are incremental charges attributable to acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2
Results for the three and nine months ended July 29, 2012 included severance and other charges of $24 million and asset impairment charges of $11 million related to the restructuring program announced on May 10, 2012 and severance charges of $9 million related to Varian integration.

3	Results for the three months ended July 31, 2011 included asset impairment charges of $3 million related to certain fixed assets.

4
Results for the nine months ended July 31, 2011 included favorable adjustments of $36 million related to a restructuring program announced on July 21, 2010, $19 million related to a restructuring program announced on November 11, 2009, and $5 million related to a restructuring program announced on November 12, 2008, partially offset by asset impairment charges of $30 million primarily related to certain fixed and intangible assets.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Nine Months Ended
(In millions, except percentages)	July 29, 2012	April 29, 2012	July 31, 2011	July 29, 2012	July 31, 2011
Non-GAAP SSG Operating Income
Reported operating income (GAAP basis)	$427	$504	$452	$1,202	$1,486
Certain items associated with acquisitions[1]	47	61	3	208	8
Varian integration costs	7	9	—	31	—
Restructuring charges and asset impairments[2]	1	—	—	1	—
Non-GAAP operating income	$482	$574	$455	$1,442	$1,494
Non-GAAP operating margin percent (% of net sales)	31.2%	32.3%	32.5%	30.9%	34.4%
Non-GAAP AGS Operating Income
Reported operating income (GAAP basis)	$122	$109	$146	$338	$322
Certain items associated with acquisitions[1]	2	2	1	10	5
Restructuring charges and asset impairments[2,3,4]	11	—	—	11	24
Non-GAAP operating income	$135	$111	$147	$359	$351
Non-GAAP operating margin percent (% of net sales)	23.3%	20.1%	24.4%	21.6%	19.7%
Non-GAAP Display Operating Income
Reported operating income (GAAP basis)	$10	$7	$58	$23	$116
Certain items associated with acquisitions[1]	2	2	2	6	6
Non-GAAP operating income	$12	$9	$60	$29	$122
Non-GAAP operating margin percent (% of net sales)	8.5%	6.7%	26.9%	7.6%	23.1%
Non-GAAP EES Operating Income (Loss)
Reported operating income (loss) (GAAP basis)	$(102)	$(63)	$123	$(188)	$436
Certain items associated with acquisitions[1]	6	6	6	18	18
Restructuring charges and asset impairments[2,3,4]	32	—	3	32	(33)
Non-GAAP operating income (loss)	$(64)	$(57)	$132	$(138)	$421
Non-GAAP operating margin percent (% of net sales)	(83.1)%	(72.2)%	23.4%	(38.0)%	25.1%

1	These items are incremental charges attributable to acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2
Results for the three and nine months ended July 29, 2012 included severance and other charges of $24 million and asset impairment charges of $11 million related to the restructuring program announced on May 10, 2012 and severance charges of $9 million related to Varian integration.

3	Results for the three months ended July 31, 2011 included asset impairment charges of $3 million related to certain fixed assets.

4
Results for the nine months ended July 31, 2011 included favorable adjustments of $36 million related to a restructuring program announced on July 21, 2010, partially offset by asset impairment charges of $27 million related to certain intangible assets and fixed assets.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	July 29, 2012

Provision for income taxes (GAAP basis) (a)	$84
Income tax effect of non-GAAP adjustments	17
Resolutions from audits of prior years' income tax filings	10
Non-GAAP provision for income taxes (b)	$111

Income before income taxes (GAAP basis) (c)	$302
Certain items associated with acquisitions	57
Varian integration and deal costs	8
Restructuring charges and asset impairments	44
Non-GAAP income before income taxes (d)	$411

Effective income tax rate (GAAP basis) (a/c)	27.8%

Non-GAAP effective income tax rate (b/d)	27.0%